BOARD OF DIRECTORS AGREEMENT

This Board of Directors Agreement (“Agreement”) made as of March 22, 2012 and effective as of January 1, 2012 by and between Apollo Medical Holdings, Inc., with its principal place of business at 700 N. Brand Blvd, Suite 450, Glendale, California, 91203 (“ApolloMed”) and Suresh Nihalani, with an address of 7352 Zaharias Court, Moorpark, CA 93021, (the “Director”) provides for director services, according to the following terms and conditions:

I.         Services Provided

ApolloMed agrees to engage the Director to serve as a member of the Board of Directors of ApolloMed and to provide those services required of a director under ApolloMed’s Certificate of Incorporation and Bylaws, as both may be amended from time, to time (“Articles and Bylaws”) and under the General Corporation Law of Delaware, the federal securities laws and other state and federal laws and regulations, as applicable.

II.       Nature of Relationship

The Director is an independent contractor and will not be deemed an employee of ApolloMed for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise.  The Director shall not enter into any agreement or incur any obligations on ApolloMed’s behalf.

ApolloMed will supply, at no cost to the Director:  periodic briefings on the business, director packages for each board and committee meeting, copies of minutes of meetings and any other materials that are required under ApolloMed’s Articles and Bylaws or the charter of any committee of the board on which the Director serves and any other materials which may, by mutual agreement, be necessary for performing the services requested under this Agreement.

III.      Director’s Warranties

The Director warrants that no other party has exclusive rights to his services in the specific areas in which ApolloMed is conducting business and that the Director is in no way compromising any rights or trust between any other party and the Director or creating a conflict of interest as a result of his participation on the Board of Directors of ApolloMed.  The Director also warrants that so long as the Director serves on the board of the directors of ApolloMed, the Director will not enter into another agreement that will create a conflict of interest with this Agreement.  The Director further warrants that he will comply with all applicable state and federal laws and regulations, as applicable, including Sections 10 and 16 of the Securities and Exchange Act of 1934.

Throughout the term of this Agreement, the Director agrees he will not, without obtaining ApolloMed’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with any ApolloMed business or product, including products in the development stage, accept employment or provide services to (including service as a member of a board of directors), or establish a business in competition with ApolloMed.

IV.      Compensation

A.  Cash Fee

During the term of this Agreement, ApolloMed shall pay the Director a nonrefundable fee of $1,000 per board of director meeting in consideration for the Director providing the services described in Section I which shall compensate him for all time spent preparing for, travelling to (if applicable) and attending board of director meetings; provided, however, that if any board meetings or duties require out-of-town travel time, such additional travel time may be billed at the rate set forth in subparagraph C of Section IV below.  This cash fee may be revised by action of ApolloMed’s Board of Directors from time to time.  Such revision shall be effective as of the date specified in the resolution for payments not yet earned and need not be documented by an amendment to this Agreement.

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B.       Equity Compensation

Purchase of Shares.  Mr. Nihalani hereby purchases, and the Corporation hereby sells to Mr. Nihalani, 400,000 shares of Common Stock (the “Purchased Shares”) at a purchase price of $0.001 per share (the “Purchase Price”).  Concurrently with the execution of this Agreement, Mr. Nihalani shall pay the Purchase Price for the Purchased Shares in cash. Pursuant to the request of the Director, all of the Shares shall be issued in the name of “The Shining Star Family Trust”

Restricted Securities.  Mr. Nihalani hereby confirms that he has been informed that the Purchased Shares are restricted securities under the Securities Act of 1933 (the “1933 Act”) and may not be resold or transferred unless the Purchased Shares are first registered under the federal securities laws or unless an exemption from such registration is available.  Accordingly, Mr. Nihalani hereby acknowledges that he is prepared to hold the Purchased Shares for an indefinite period and that Mr. Nihalani is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Purchased Shares from the registration requirements of the 1933 Act.  Prior to his acquisition of the Purchased Shares, Mr. Nihalani acquired sufficient information about the Corporation to reach an informed knowledgeable decision to acquire the Purchased Shares.  Mr. Nihalani has such knowledge and experience in financial and business matters as to make Mr. Nihalani capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision.  Mr. Nihalani is able to bear the economic risk of Mr. Nihalani’s investment in the Purchased Stock.

Disposition of Shares.  Mr. Nihalani hereby agrees that he shall make no disposition of the Purchased Shares (other than a permitted transfer as described below) unless and until he shall have notified the Corporation of the proposed disposition and, if requested by the Corporation, Mr. Nihalani shall have provided the Corporation an opinion of counsel in form and substance satisfactory to the Corporation, that (i) the proposed disposition does not require registration of the Purchased Shares under the 1933 Act or (ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or of any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Corporation shall not be required (i) to transfer on its books any Purchased Shares that have been sold or transferred in violation of the provisions of this section or (ii) to treat as the owner of the Purchased Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Purchased Shares have been transferred in contravention of the Directors Agreement, including this Amendment.

Restrictive Legends.  In order to reflect the restrictions on disposition of the Purchased Shares, the stock certificates for the Purchased Shares will be endorsed with restrictive legends, including one or both of the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  THE SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN BOARD OF DIRECTORS AGREEMENT, AS AMENDED, INCLUDING A REPURCHASE RIGHT, AND SUCH AGREEMENT IS ON FILE AT THE CORPORTATION’S PRINCIPAL OFFICE AND MAY BE INSPECTED DURING NORMAL BUSINESS HOURS.”

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If required by the authorities of any state in connection with the issuance of the Purchased Shares, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

Mr. Nihalani Rights.  Until such time as the Corporation actually exercises its Repurchase Rights under this Amendment, Mr. Nihalani (or any successor in interest) shall have all the rights of a shareholder (including voting and dividend rights) with respect to the Purchased Shares, subject, however, to the transfer restrictions set forth below.

Section 83(b) Election.  Mr. Nihalani understands that under Section 83 of the Internal Revenue Code of 1986, as amended (the “Code”), the difference between the Purchase Price paid for the Purchased Shares and their fair market value on the date any forfeiture restrictions applicable to such shares lapse will be reportable as ordinary income at that time.  For this purpose, the term “forfeiture restrictions” includes the right of the Corporation to repurchase the Purchased Shares pursuant to its Repurchase Right under this Amendment.  Mr. Nihalani understands that he may elect to be taxed at the time the Purchased Shares are acquired hereunder to the extent the fair market value of the Purchased Shares exceeds the Purchase Price rather than when and as such Purchased Shares cease to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the I.R.S. within thirty (30) days after the date of purchase hereunder.  If the fair market value of the Purchased Shares at the date of purchase equals (or is less than) the Purchase Price paid (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future.  The form for making this election is attached as Exhibit C hereto.  Mr. Nihalani understands that failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by Mr. Nihalani (in the event the fair market value of the Purchased Shares increases after the date of purchase) as the forfeiture restrictions lapse.  MR. NIHALANI IS URGED TO SEEK ADVICE FROM HIS TAX ADVISOR AS TO WHETHER OR NOT TO MAKE A SECTION 83(b) ELECTION AND THE RAMIFICATIONS OF MAKING SUCH AN ELECTION.  IN PROVIDING THE FORM ATTACHED AS EXHIBIT A, THE COMPANY MAKES NO REPRESENTATIONS AS TO WHETHER THE SECTION 83(b) ELECTION SHOULD BE MADE BY EMPLOYEE.  MR. NIHALANI ACKNOWLEDGES THAT IT IS HIS SOLE RESPONSIBILITY, AND NOT THE CORPORATION’S, TO FILE A TIMELY ELECTION UNDER SECTION 83(b), EVEN IF HE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS BEHALF.

Transfer Restrictions.  Mr. Nihalani shall not transfer, assign, encumber, or otherwise dispose of any of the Purchased Shares that are subject to the Corporation’s Repurchase Right.  Such restrictions on transfer, however, shall not be applicable to a transfer of title to the Purchased Shares effected pursuant to Mr. Nihalani’s will or the laws of intestate succession provided that the transferee, as a condition precedent to the validity of such transfer, acknowledges in writing to the Corporation that such transferee is bound by the provisions of this Amendment and that the transferred shares are subject to the Corporation’s Repurchase Right granted hereunder, to the same extent such shares would be so subject if retained by Mr. Nihalani.

Grant of Repurchase Right.  The Corporation is hereby granted the right (the “Repurchase Right”), at any time during the sixty (60) day period following the first date that Mr. Nihalani is no longer a director of the Corporation (the “Repurchase Date”), to elect to repurchase all or (at the discretion of the Corporation) any portion of the Purchased Shares in which Mr. Nihalani has not acquired a vested interest in accordance with the vesting provisions set forth below (such shares to be hereinafter called the “Unvested Shares”) at a purchase price of $.001 per share.

Exercise of the Repurchase Right.  The Repurchase Right shall be exercisable by written notice delivered to Mr. Nihalani prior to the expiration of the sixty (60) day period following the Repurchase Date.  The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice.  The Corporation shall, concurrently with the receipt of such stock certificates from Mr. Nihalani, pay to Mr. Nihalani in cash or cash equivalents, an amount equal to the Purchase Price with respect to the Unvested Shares that are to be repurchased.

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Vesting of Purchased Shares; Termination of the Repurchase Right.  Notwithstanding any other provision in this Agreement to the contrary, the Corporation’s Repurchase Right shall terminate, and the Purchased Shares shall become fully vested, with respect to 400,000/36 of the Purchased Shares on the last day of each month (each, a “Vesting Date”), starting on January 1, 2012 and ending on December 31, 2014, provided that Mr. Nihalani continuously serves as director through that Vesting Date.  If any installment includes a fraction of a share, the fraction shall be carried forward and added to subsequent installments. The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not exercised within 60 days of the Repurchase Date.

Additional Shares or Substituted Securities.  In the event of any stock dividend, stock split, recapitalization or other change affecting the Corporation’s outstanding common stock as a class effected without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Purchased Shares shall be immediately subject to the Repurchase Right, but only to the extent the Purchased Shares are at the time covered by such right.  Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Purchased Shares subject to the Repurchase Right hereunder and to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Corporation’s capital structure; provided, however, that the aggregate purchase price to be paid by the Corporation pursuant to the Repurchase Right shall remain the same.

Cancellation of Shares.  If the Corporation (or its assignees) shall make available, at the time and place and in the amount and form provided in this Amendment, the consideration for the Purchased Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Amendment), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Corporation (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered as required by this Amendment.

Repurchase Obligation .  Upon the termination of this Agreement, for any reason or for no reason, and regardless of the party who initiated the termination, any Shares which ApolloMed is not yet obligated to release from Escrow (“Repurchased Shares”) shall be repurchased by the Company at a price of $0.0001 per Repurchased Share (the “Repurchase Per Share Price”).  ApolloMed shall remit its check to the Director within 10 business days following such termination in the full amount of the Repurchase Per Share Price multiplied by the number of Repurchased Shares.  For example, if there were 100,000 Shares remaining in Escrow upon the termination of this Agreement, ApolloMed would repurchase the 100,000 Shares by remitting its check to the Director in the amount of 100,000 x $0.001 = $100.00.

C.      Additional Payments

To the extent services described in Section I require out-of-town trips, such additional travel time may be charged at the rate of $1,200 per day or prorated portion thereof.   This rate may be revised by action of ApolloMed’s Board of Directors from time to time for payments not yet earned.  Such revision shall be effective as of the date specified in the resolution and need not be documented by an amendment to this Agreement.

D.      Payment

Cash fees shall be made quarterly in cash in advance on the first day of each accounting quarter.  Additional payments shall be made in arrears.  No invoices need be submitted by the Director for payment of the cash fee.  Invoices for additional payments under subparagraph C of Section IV, above, shall be submitted by the Director. Such invoices must be approved by ApolloMed’s Chief Executive Officer as to form and completeness.

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E.       Expenses

ApolloMed will reimburse the Director for reasonable expenses approved in advance, such approval not to be unreasonably withheld.  Invoices for expenses, with receipts attached, shall be submitted. Such invoices must be approved by ApolloMed’s Chief Executive Officer as to form and completeness.

V.      Indemnification and Insurance

ApolloMed will execute an indemnification agreement in favor of the Director substantially in the form of the agreement attached hereto as Exhibit B (the “Indemnification Agreement”).  In addition, so long as ApolloMed’s indemnification obligations exist under the Indemnification Agreement, ApolloMed shall provide the Director with directors and officers liability insurance coverage in the amounts specified in the Indemnification Agreement.

VI.      Term of Agreement

This Agreement shall be in effect from the date hereof through the last date of the Director’s current term as a member of ApolloMed’s Board of Directors.  This Agreement shall be automatically renewed on the date of the Director’s reelection as a member of ApolloMed’s Board of Director’s for the period of such new term unless the Board of Directors determines not to renew this Agreement.   Any amendment to this Agreement must be approved by a written action of ApolloMed’s Board of Directors.  Amendments to Section IV Compensation hereof do not require the Director’s consent to be effective.

VII.     Termination

This Agreement shall automatically terminate upon the death of the Director or upon his resignation or removal from, or failure to win election or reelection to, the ApolloMed Board of Directors.

In the event of any termination of this Agreement, the Director agrees to return or destroy any materials transferred to the Director under this Agreement except as may be necessary to fulfill any outstanding obligations hereunder.  The Director agrees that ApolloMed has the right of injunctive relief to enforce this provision.

ApolloMed’s and the Director’s continuing obligations hereunder in the event of such termination shall be subject to the terms of Section XIV hereof.

VIII.     Limitation of Liability

Under no circumstances shall ApolloMed be liable to the Director for any consequential damages claimed by any other party as a result of representations made by the Director with respect to ApolloMed which are materially different from any to those made in writing by ApolloMed.

Furthermore, except for the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this Agreement when such delay or failure is caused by Government regulations (whether or not valid), fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond reasonable control of such delinquent party.

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IX.      Confidentiality

The Director agrees to sign and abide by ApolloMed’s Director Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit A.

X.       Resolution of Dispute

Any dispute regarding the agreement (including without limitation its validity, interpretation, performance, enforcement, termination and damages) shall be determined in accordance with the laws of the State of California, the United States of America.  Any action under this paragraph shall not preclude any party hereto from seeking injunctive or other legal relief to which each party may be entitled.

XI.      Sole Agreement

This Agreement (including agreements executed in substantially in the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

XII.     Assignment

This Agreement and all of the provisions hereof shall be binding upon and insure to the benefit of the parties hereto and their respective successors and permitted assigns and, except as otherwise expressly provided herein, neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

XIII.    Notices

Any and all notices, requests and other communications required or permitted hereunder shall be in writing, registered mail or by facsimile, to each of the parties at the addresses set forth above or the numbers set forth below:

The Director:	Suresh Nihalani

ApolloMed:	700 N. Brand Blvd, Suite 450
Glendale, CA 91203
Tel: 818-396-8050
Fax: 818-844-3888

Any such notice shall be deemed given when received and notice given by registered mail shall be considered to have been given on the tenth (10th) day after having been sent in the manner provided for above.

XIV.    Survival of Obligations

Notwithstanding the expiration of termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such expiration or termination (including, without limitation, ApolloMed’s obligation to make any fees and expense payments required pursuant to Section IV and/or ApolloMed’s indemnification and insurance obligations set forth in Section V hereof) or which thereafter might accrue in respect of any act or omission of such party prior to such expiration or termination.

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XV.     Attorneys’ Fees

If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach or default in connection with any of the provisions hereof, the successful or prevailing party (including a party successful or prevailing in defense) shall be entitled to recover its actual attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

XV.     Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

Director:		Apollo Medical Holdings, Inc.

Signature:	/s/ SURESH NIHALANI	Signature: /s/ WARREN HOSSEINION, M.D.

Print Name:	Suresh Nihalani	Print Name: Warren Hosseinion, M.D. _

Title: CEO

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EXHIBIT PROPRIETARY INFORMATION AGREEMENT

THIS BOARD OF DIRECTORS PROPRIETARY INFORMATION AGREEMENT (“Agreement”) is made and entered into this 22nd day of March, 2012 by and between APOLLO MEDICAL HOLDINGS, INC., a Delaware corporation (“ApolloMed”), and Suresh Nihalani (the “Director”).

RECITALS

WHEREAS, the Director has been elected to serve on the Board of Directors of ApolloMed;

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by ApolloMed to the Director in connection with the Director serving on ApolloMed’s Board of Directors;

NOW THEREFORE, in reliance upon and in consideration of the following undertaking, the parties agree as follows:

AGREEMENT

    1.       Subject to the limitations set forth in Paragraph 2, all information disclosed by ApolloMed to the Director shall be deemed to be "Proprietary Information".  In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to ApolloMed, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

   2.       The term "Proprietary Information" shall not be deemed to include the following information: (i) information which is now, or hereafter becomes, through no breach of this Agreement on the part of the Director, generally known or available to the public; (ii) is known by the Director at the time of receiving such information; (iii) is hereafter furnished to the Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of a written permission to disclose provided by ApolloMed.

   3.       The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from ApolloMed.  The Director may use such Proprietary Information only to the extent required to accomplish the purposes of his position as a Director of ApolloMed.  The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States.  No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

   4.       Proprietary Information supplied shall not be reproduced in any form except as required to accomplish the intent of this Agreement.

   5.       The Director represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his own Proprietary Information from unauthorized use or disclosure.

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     6.      All Proprietary Information (including all copies thereof) shall remain in the property of ApolloMed, and shall be returned to ApolloMed (or destroyed) after the Director's need for it has expired, or upon request of ApolloMed, and in any event, upon the termination of that certain Board of Directors Agreement, of even date herewith, between ApolloMed and the Director (the “Director Agreement”).

     7.      Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)   is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the Director shall first have given ApolloMed notice of the Director’s receipt of such order and ApolloMed shall have had an opportunity to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)   is otherwise required by law; or

(c)   is otherwise necessary to establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

     8.     Subject to the terms of this Paragraph, this Agreement shall continue in full force and effect during the term of the Director Agreement. This Agreement may be terminated at any time upon thirty (30) days written notice to the other party.  The termination of this Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 11 of this Agreement with respect to Proprietary information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of eighteen (18) months from the date of such termination.

     9.     This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

     10.    This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

     11.    Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of ApolloMed, ApolloMed will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury.  Accordingly, each party hereby agrees that ApolloMed shall be entitled to specific performance of the Director's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

Director:		Apollo Medical Holdings, Inc.

Signature:	/s/ SURESH NIHALANI	Signature: /s/ WARREN HOSSEINION, M.D.

Print Name:	Suresh Nihalani	Print Name: Warren Hosseinion, M.D. _

Title: CEO

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EXHIBIT B

INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”) dated as of March 22, 2012, by and among APOLLO MEDICAL HOLDINGS, INC., a Delaware corporation (the “Company”) and the indemnitees listed on the signature pages hereto (individually, as “Indemnitee” and, collectively, the “Indemnitees”).

RECITALS

A.           The Company and Indemnitees recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, stockholders, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.           The Company and Indemnitees further recognize the substantial increase in corporate litigation in general, which subjects directors, officers, employees, controlling persons, stockholders, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.           The Indemnitees do not regard the current protection available as adequate under the present circumstances, and Indemnitees and other directors, officers, employees, stockholders, controlling persons, agents and fiduciaries of the Company may not be willing to serve in such capacities without additional protection.

D.           The Company (i) desires to attract and retain highly qualified individuals and entities, such as Indemnitees, to serve the Company and, in part, in order to induce each Indemnitee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to each Indemnitee to the maximum extent permitted by law.

E.           In view of the considerations set forth above, the Company desires that each Indemnitee be indemnified by the Company as set forth herein.

NOW, THEREFORE, the Company and each Indemnitee hereby agree as follows:

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1.      Indemnification

a.      Indemnification of Expenses. The Company shall indemnify and hold harmless each Indemnitee (including its respective directors, officers, partners, former partners, members, former members, employees, agents and spouse, as applicable) and each person who controls any of them or who may be liable within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the fullest extent permitted by law if such Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that such Indemnitee believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a “Claim”) by reason of (or arising in part or in whole out of) any event or occurrence related to the fact that Indemnitee is or was or may be deemed a director, officer, stockholder, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was or may be deemed to be serving at the request of the Company as a director, officer, stockholder, employee, controlling person, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, or by reason of any action or inaction on the part of such Indemnitee while serving in such capacity including, without limitation, any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise or which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto or as a direct or indirect result of any Claim made by any stockholder of the Company against an Indemnitee and arising out of or related to any round of financing of the Company (including but not limited to Claims regarding non-participation, or non-pro rata participation, in such round by such stockholder), or made by a third party against an Indemnitee based on any misstatement or omission of a material fact by the Company in violation of any duty of disclosure imposed on the Company by federal or state securities or common laws (hereinafter an “Indemnification Event”) against any and all expenses (including attorneys’ fees and all other costs, expenses and obligations incurred in connection with investigating, defending a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), judgments, fines, penalties and amounts paid in settlement (if, and only if, such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter “Expenses”), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than ten (10) days after written demand by the Indemnitee therefor is presented to the Company.

b.      Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party (as described in Section 10(e) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 1(e) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) each Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 2(a) (an “Expense Advance”) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee’s obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 10(c) hereof), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 1(e) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

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c.       Contribution. If the indemnification provided for in Section 1(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company’s securities, the relative benefits received by the Company and the Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 1(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In connection with the registration of the Company’s securities, in no event shall Indemnitee be required to contribute any amount under this Section 1(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Indemnitee or (ii) the proceeds received by such Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

d.      Survival Regardless of Investigation. The indemnification and contribution provided for in this Section 1 will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnitee or any officer, director, employee, agent or controlling person of the Indemnitee.

e.      Change in Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Company’s Certificate of Incorporation, as amended (the “Certificate”), or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 10(d) hereof) shall be selected by the Indemnitee and approved by the Company (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

f.       Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 1(a) hereof or in the defense of any claim, issue or matter therein, each Indemnitee shall be indemnified against all Expenses incurred by such Indemnitee in connection herewith.

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2.      Expenses; Indemnification Procedure.

a.      Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than fifteen (15) days after written demand by such Indemnitee therefor to the Company.

b.      Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).

c.      No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

d.      Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt written notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

e.      Selection of Counsel. In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company shall be entitled to assume the defense of such Claim, with counsel reasonably approved by the applicable Indemnitee, upon the delivery to such Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by the Indemnitee and the retention of such counsel by the Company, the Company will not be liable to such Indemnitee under this Agreement for any fees of counsel subsequently incurred by such Indemnitee with respect to the same Claim; provided that, (i) the Indemnitee shall have the right to employ such Indemnitee’s counsel in any such Claim at the Indemnitee’s expense; (ii) the Indemnitee shall have the right to employ its own counsel in connection with any such proceeding, at the expense of the Company, if such counsel serves in a review, observer, advice and counseling capacity and does not otherwise materially control or participate in the defense of such proceeding; and (iii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Company, (B) such Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and such Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of the Indemnitee’s counsel shall be at the expense of the Company.

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3.      Additional Indemnification Rights; Nonexclusivity.

a.      Scope. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement or any other agreement, the Certificate, the Company’s Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, stockholder, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder except as set forth in Section 8(a) hereof.

b.      Nonexclusivity. Notwithstanding anything in this Agreement, the indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Certificate, the Company’s Bylaws, any agreement, any vote of stockholders or disinterested directors, the laws of the State of Delaware, or otherwise. Notwithstanding anything in this Agreement, the indemnification provided under this Agreement shall continue as to each Indemnitee for any action such Indemnitee took or did not take while serving in an indemnified capacity even though the Indemnitee may have ceased to serve in such capacity and such indemnification shall inure to the benefit of each Indemnitee from and after Indemnitee’s first day of service as a director with the Company or affiliation with a director from and after the date such director commences services as a director with the Company.

4.      No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against any Indemnitee to the extent such Indemnitee has otherwise actually received payment (under any insurance policy, Certificate, Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder.

5.      Partial Indemnification. If any Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which such Indemnitee is entitled.

6.      Mutual Acknowledgement. The Company and each Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors, officers, employees, controlling persons, agents or fiduciaries under this Agreement or otherwise.

7.       Liability Insurance. During any period of time any Indemnitee is entitled to indemnification rights under this Agreement, the Company shall maintain liability insurance applicable to directors, officers, employees, control persons, agents or fiduciaries, each Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if such Indemnitee is a director, or of the Company’s officers, if such Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, controlling persons, agents or fiduciaries, if such Indemnitee is not an officer or director but is a key employee, agent, control person, or fiduciary. Said liability insurance shall provide coverage amounts of no less than those specified in Schedule A attached hereto and be held with an insurance carrier which is the Board of Directors of the Company believes is of financial sound condition.

8.      Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

a.      Claims Under Section 16(b). To indemnify any Indemnitee for expenses and the payment of profits arising from the purchase and sale by such Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute;

b.      Unlawful Indemnification. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful;

c.      Fraud. To indemnify an Indemnitee if a final decision by a court having jurisdiction in the matter shall determine that the Indemnitee has committed fraud on the Company; or

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d.      Insurance. To indemnify any Indemnitee for which payment is actually and fully made to Indemnitee under a valid and collectible insurance policy.

9.      Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against any Indemnitee, any Indemnitee’s estate, spouse, heirs, executors or personal or legal representatives after the expiration of five (5) years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such five (5) year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

10.     Construction of Certain Phrases.

a.       For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was or may be deemed a director, officer, employee, agent, control person, or fiduciary of such constituent corporation, or is or was or may be deemed to be serving at the request of such constituent corporation as a director, officer, employee, control person, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, each Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as each Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

b.      For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if any Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, such Indemnitee shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

c.      For purposes of this Agreement a “Change in Control” shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, (A) who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding Voting Securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such person, or (B) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the total voting power represented by the Company’s then outstanding Voting Securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds (2/3) of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company’s assets.

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d.      For purposes of this Agreement, “Independent Legal Counsel” shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 1(e) hereof, who shall not have otherwise performed services for the Company or any Indemnitee within the last three (3) years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements).

e.      For purposes of this Agreement, a “Reviewing Party” shall mean any appropriate person or body consisting of a member or members of the Company’s Board of Directors or any other person or body appointed by the Board of Directors who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

f.       For purposes of this Agreement, “Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

11.      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

12.      Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to each Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect with respect to Claims relating to Indemnifiable Events regardless of whether any Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company’s request.

13.      Attorneys’ Fees. In the event that any action is instituted by an Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, any Indemnitee shall be entitled to be paid all Expenses incurred by such Indemnitee with respect to such action if such Indemnitee is ultimately successful in such action. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, the Indemnitee shall be entitled to be paid Expenses incurred by such Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, in each case only to the extent that such Indemnitee is ultimately successful in such action.

14.      Notice. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at each Indemnitee’s address as set forth beneath the Indemnitee’s signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

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15.     Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

16.     Choice of Law. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

17.     Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

18.     Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by the parties to be bound thereby. Notice of same shall be provided to all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

19.     Corporate Authority. The Board of Directors of the Company and its stockholders in accordance with Delaware law have approved the terms of this Agreement.

(Remainder of page intentionally left blank)

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IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

APOLLO MEDICAL HOLDINGS, INC.,
a Delaware corporation

By: /s/ WARREN HOSSEINION M.D.

“Indemnitees”

/s/ SURESH NIHALANI

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Exhibit C

ELECTION UNDER SECTION 83(b) OF

THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.  The name, address and social security number of the undersigned:

Name: Suresh Nihalani

Address:_____________________________________

__________________________________________________

Social Security No.__________________________________

2.  Description of property with respect to which the election is being made:

     400,000 shares of common stock of Apollo Medical Holdings, Inc. (the “Company”).

3.  The date on which the property was transferred is ___________.

4.  The taxable year to which this election relates is calendar year __________.

5.  Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Agreement between the undersigned and the Company. The shares of stock are subject to forfeiture under the terms of the Agreement.

6.  The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $__________ per share, for a total of $ __________.

7.   The amount paid by taxpayer for the property was nothing.

8.   A copy of this statement has been furnished to the Company.

Dated:

Taxpayer’s Signature

Taxpayer’s Spouse’s Signature

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PROCEDURES FOR MAKING ELECTION

UNDER INTERNAL REVENUE CODE SECTION 83(b)

The following procedures must be followed with respect to the attached form for making an election under Internal Revenue Code section 83(b) in order for the election to be effective:

A.           You must file one copy of the completed election form with the IRS Service Center where you file your federal income tax returns within 30 days after the Date of Award of your Restricted Stock.

B.           At the same time you file the election form with the IRS, you must also give a copy of the election form to the Secretary of the Company.

C.           You must file another copy of the election form with your federal income tax return (generally, Form 1040) when it is filed for the taxable year in which the stock is transferred to you. It is suggested that a copy also be attached to your state income tax return.

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